EXHIBIT 107

Calculation of Filing Fee Tables

Form S-8
(Form Type)

Vector Group Ltd.
(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Vector Group Ltd. Common Stock, par value $0.10 per share, that may be issued under the Vector Group Ltd. 2023 Management Incentive Plan	Other	4,027,462(2)	$10.51	$42,328,625.62	0.00011020	$4,664.61
Total Offering Amounts					$42,328,625.62		$4,664.61
Total Fee Offsets							$-
Net Fee Due							$4,664.61
(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the Registration Statement on Form S-8 (the “Registration Statement”) to which this exhibit relates shall also cover any additional shares of common stock, $0.10 par value (the “Common Stock”), of Vector Group Ltd. (the “Registrant”) that may be issued to adjust the number of shares issued pursuant to the plans described herein in the event of a stock split, reverse stock split, stock dividend, extraordinary cash dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar corporate transaction or event.

(2) Amount represents 8,000,000 shares of Common Stock issuable pursuant to the Vector Group Ltd. 2023 Management Incentive Plan (the “2023 Plan”) minus 3,972,538 shares of Common Stock (the “Unused Reserve”) that were authorized to be issued under the Registrant’s Amended and Restated 2014 Management Incentive Plan (the “Prior Plan”), but were not issued or subject to outstanding awards granted under the Prior Plan and are now available for issuance under the 2023 Plan. Concurrently with the filing of this Registration Statement on Form S-8, the Registrant is filing a Post-Effective Amendment to the Registration Statement on Form S-8 (File No. 333-196274) (the “Prior Registration Statement”) to register the offer and sale of the Unused Reserve under the 2023 Plan (as such shares would no longer be issuable under the Prior Plan as of the effective date of the 2023 Plan).

(3) Estimated on the basis of $10.51 per share, the average of the high and low sales prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on August 18, 2023 pursuant to Rule 457(c) and (h) of the Securities Act.